Exhibit 99.1

TELETECH ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

Second Quarter Revenue of $289.7 Million; GAAP Fully Diluted EPS of 23 Cents;

New Business Momentum Continues with $105 Million in Signed Bookings

Denver, Colo., July 30, 2013 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of data-driven, technology-enabled customer engagement solutions, today announced financial results for the second quarter ended June 30, 2013. The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended June 30, 2013.

“It was a very productive quarter as we gain momentum on our growth strategy. We continued to make investments in leadership, innovation, global expansion and our sales and marketing,” commented Ken Tuchman, chairman and chief executive officer of TeleTech.  “We are pleased with our bookings, more than 20 new client wins and a growing list of clients who are taking advantage of our SaaS-based solutions.”

Tuchman also discussed the Company’s progress in attracting new talent to the leadership team.  “Last quarter, we brought Keith Gallacher on board as Executive Vice President of Global Markets and Industries to build our vertical-based account organization. Keith’s proven ability to lead high-performing teams that acquire and develop long-term strategic client relationships while at Accenture, EDS, CSC and Cognizant is fundamental to accelerating our growth.  We are also pleased to welcome healthcare leader Tracy Bahl, former CEO of  Uniprise, a UnitedHealth Group Company, to our Board of Directors.  With the addition of Keith and Tracy, we further solidify our global talent.”

SECOND QUARTER 2013 FINANCIAL HIGHLIGHTS

•                  Second quarter 2013 revenue was $289.7 million compared to $288.8 million in the second quarter 2012.  The increase was primarily attributable to growth in new client programs and revenue contribution from acquisitions in the customer strategy and technology services segments, partially offset by $14.4 million from the exit of Spain.  Excluding the above reduction, revenue increased approximately 5 percent on a constant currency basis over the year-ago quarter.

•                  Second quarter 2013 income from operations increased to $19.7 million or 6.8 percent of revenue compared to $6.4 million or 2.2 percent of revenue in the second quarter 2012.  Second quarter 2013 non-GAAP income from operations was $23.5 million or 8.1 percent of revenue compared to $23.7 million or 8.2 percent of revenue in the year-ago quarter.  2013 income from operations includes approximately $3.0 million of incremental investment related to leadership, sales and marketing and R&D.

Investor Contact	Media Contact
Paul Miller	Jeanna Blatt
303.397.8641	303.397.8507

•                  Income from operations for the second quarter 2013 included $3.8 million of restructuring and impairment charges associated with the exit of certain operations as well as the restructure of the acquisitions within our Customer Strategy Services segment.  Additionally, in 2013 as reported within other income and expense, we recorded a one-time charge of $3.7 million related to the deconsolidation of a subsidiary within the Customer Strategy Services segment.  TeleTech’s CFO Regina Paolillo commented “these charges collectively reflect the actions we have taken to fully integrate our consulting capability into a single, unified, regionally led consulting footprint.  Now fully integrated and capable of representing our full suite of customer experience consulting globally, we expect this segment to improve its financial profile in the second half of 2013.”

•                  Second quarter 2013 fully diluted earnings per share attributable to TeleTech shareholders increased to 23 cents from 10 cents in the second quarter 2012.  Second quarter 2013 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders increased to 35 cents from 31 cents in second quarter 2012.

•                  During the second quarter 2013, TeleTech signed an estimated $105 million in annualized revenue from new and expanded client relationships.  Across the bookings, 73 percent was attributable to recurring revenue, 40 percent was contributed by the emerging business segments and 33 percent was from international clients.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES AND STRATEGIC ACQUISITIONS

•                  As of June 30, 2013, TeleTech had cash and cash equivalents of $150.6 million and $122.5 million of total debt, resulting in a net cash position of $28.1 million.

•                  TeleTech had $586.2 million of additional borrowing capacity available under its revolving credit facility as of June 30, 2013. In June, TeleTech secured a new $700 million, five-year,  multi-currency revolving credit facility with an accordion feature that permits, under certain conditions, an increase in total commitments to $1 billion. The credit facility provides TeleTech with additional financial flexibility under more favorable terms to fund working capital, strategic acquisitions and share repurchases.

•                  Cash flow from operations in the second quarter 2013 was $33.7 million compared to $34.0 million in the second quarter 2012.

•                  Capital expenditures in the second quarter 2013 were $9.6 million compared to $11.0 million in the second quarter 2012.

•                  TeleTech repurchased approximately 937,000 shares of common stock during the second quarter 2013 for a total cost of $21.2 million. As of June 30, 2013, there was $19.4 million authorized for future share repurchases.

SEGMENT REPORTING

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  In the second quarter 2013, the CMS segment continued to make top line progress delivering 2 percent constant currency growth versus the prior year when adjusted for the $14.4 million from the exit of Spain.  The segment’s ability to optimize resources and dynamically align capacity and demand contributed to a non-GAAP operating income margin of 8.7 percent compared to 7.8 percent in the year-ago quarter.

•                  Second quarter 2013 revenue was $220.6 million compared to $229.4 million in the second quarter 2012 and operating income was $16.5 million or 7.5 percent versus $0.7 million or 0.3 percent.  The 2012 operating income included significantly higher restructure charges related to the exit of Spain.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  The CGS segment continues to progress in transforming its solution portfolio.  In the quarter CGS was impacted by a delay in a significant integrated solution ramp for which the revenue generation component will now launch in the third quarter 2013.  Additionally, a large client unexpectedly discontinued one of its products.  The Company expects the expanded capabilities of its pending acquisition of WebMetro, a top digital marketing firm, to accelerate the segment’s multichannel customer acquisition strategy.  (See related press release — TeleTech Expands its End-to-End Revenue Generation Portfolio through the Acquisition of WebMetro)

•                  CGS second quarter 2013 revenue was $22.4 million compared to $24.4 million in the second quarter 2012 and the loss from operations was $614 thousand versus operating income of $1.1 million in the year-ago quarter.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS continued to execute its growth and investment strategy.  Revenue grew 46.8 percent in the second quarter 2013 compared to the second quarter 2012.  While the acquisition of TSG on  December 31, 2012 is a primary source of the sequential growth, the remainder of the business continues to grow, including momentum in closing new business related to the evolving cloud portfolio.

•                  CTS second quarter 2013 revenue was $36.6 million compared to $25.0 million in the year-ago quarter.  Income from operations was $5.8 million or 15.9 percent compared to $4.4 million or 17.5 percent in the year-ago quarter.  The decrease in operating margin is primarily related to the amortization expense from the TSG acquisition.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  In the first half of 2013, the CSS segment was reorganized to reflect a full integration of the recent  consulting acquisitions including Peppers & Rogers, iKnowtion and Guidon.  The Company

expects the integrated platform and related resource paring, which has prompted certain restructure and impairment charges, to enable both top-line growth and resource optimization. This is anticipated to result in improved financial performance in the second half of 2013.

•                  CSS second quarter 2013 revenue of $10.0 million is flat to the year-ago quarter and the loss from operations of $2.0 million, including $1.1 million of restructuring and impairment charges compared to income from operations in the year-ago quarter of $0.3 million.

BUSINESS OUTLOOK

TeleTech reaffirms its previous 2013 guidance as follows:

•                  Revenue is expected to grow between 4.5 percent and 6.5 percent to $1.215 and $1.240 billion.

•                  Operating margin is expected to range between 9.25 percent and 9.5 percent before asset impairment, restructuring or acquisition-related charges.

•                  Capital expenditures are expected to range between $50 million and $60 million with 70 percent expected to support growth initiatives.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on Wednesday, July 31, 2013 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Wednesday, August 14, 2013.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

ABOUT TELETECH

TeleTech, founded in 1982, is a leading global provider of data-driven, technology-enabled services that puts customer engagement at the core of business success. The Company offers an integrated platform that combines analytics, strategy, process, systems integration, technology and operations to simplify the delivery of the customer experience for Global 1000 clients and their customers. This holistic multichannel approach improves customer satisfaction, increases customer loyalty and drives long-term profitability and growth. From strategic consulting to operational execution, TeleTech’s more than 39,000 employees deliver results for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.TeleTech.com

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; new legislation or government regulation that adversely impacts our tax obligations, healthcare costs or the customer management industry; service interruptions, security threats or other disruptions at our facilities relating to our computer and telecommunications equipment and software systems; our ability to develop and protect our intellectual property and contractual rights and avoid infringement; disruptions in the supply chain of the Customer Technology Services segment; risks associated with unauthorized disclosure of sensitive or confidential client and customer data; compliance with credit facility covenant restrictions; and our ability to obtain financing and manage counterparty credit risks from financial institutions.  A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2012.  The Company’s filings with the

Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of July 30, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue	$289,692	$288,798	$578,075	$581,452

Operating Expenses:
Cost of services	208,809	209,121	417,041	421,016
Selling, general and administrative	46,168	45,709	91,915	93,844
Depreciation and amortization	11,263	10,229	21,818	20,345
Restructuring charges, net	2,572	16,296	3,423	18,254
Impairment losses	1,205	997	1,205	2,797
Total operating expenses	270,017	282,352	535,402	556,256

Income From Operations	19,675	6,446	42,673	25,196

Other income (expense)	(3,099)	(1,470)	(5,103)	(1,550)

Income Before Income Taxes	16,576	4,976	37,570	23,646

(Provision for) benefit from income taxes	(3,854)	1,272	(6,245)	(581)

Net Income	12,722	6,248	31,325	23,065

Net income attributable to noncontrolling interest	(407)	(925)	(1,049)	(1,861)

Net Income Attributable to TeleTech Stockholders	$12,315	$5,323	$30,276	$21,204

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.24	$0.10	$0.58	$0.38

Diluted	$0.23	$0.10	$0.57	$0.37

Income From Operations Margin	6.8%	2.2%	7.4%	4.3%
Net Income Attributable to TeleTech Stockholders Margin	4.3%	1.8%	5.2%	3.6%
Effective Tax Rate	23.3%	(25.6)%	16.6%	2.5%

Weighted Average Shares Outstanding
Basic	51,861	55,125	52,104	55,809
Diluted	52,628	55,712	52,912	56,558

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue:
Customer Management Services	$220,641	$229,401	$443,223	$464,277
Customer Growth Services	22,399	24,409	45,255	47,173
Customer Technology Services	36,644	24,956	70,206	50,508
Customer Strategy Services	10,008	10,032	19,391	19,494
Total	$289,692	$288,798	$578,075	$581,452

Income (Loss) From Operations:
Customer Management Services	$16,460	$730	$37,191	$17,437
Customer Growth Services	(614)	1,052	662	(1,078)
Customer Technology Services	5,819	4,356	8,717	8,035
Customer Strategy Services	(1,990)	308	(3,897)	802
Total	$19,675	$6,446	$42,673	$25,196

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2013	2012
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$150,623	$164,485
Accounts receivable, net	244,823	251,206
Other current assets	73,948	87,853
Total current assets	469,394	503,544

Property and equipment, net	108,523	112,276
Other assets	232,721	231,353

Total assets	$810,638	$847,173

LIABILITIES AND EQUITY
Total current liabilities	$160,310	$171,405
Other long-term liabilities	176,628	175,431
Total equity	473,700	500,337

Total liabilities and equity	$810,638	$847,173

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Reconciliation of Gross Margin:

Revenue	$289,692	$288,798	$578,075	$581,452
Cost of services	208,809	209,121	417,041	421,016
Gross margin	$80,883	$79,677	$161,034	$160,436

Gross margin percentage	27.9%	27.6%	27.9%	27.6%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$12,315	$5,323	$30,276	$21,204
Interest income	(575)	(695)	(1,244)	(1,455)
Interest expense	1,911	1,583	3,776	2,681
Provision for (benefit from) income taxes	3,854	(1,272)	6,245	581
EBIT	$17,505	$4,939	$39,053	$23,011

Depreciation and amortization	11,263	10,229	21,818	20,345

EBITDA	$28,768	$15,168	$60,871	$43,356

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$12,722	$6,248	$31,325	$23,065
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	11,263	10,229	21,818	20,345
Other	9,732	17,516	(12,932)	5,247
Net cash provided by operating activities	33,717	33,993	40,211	48,657

Less - Total Capital Expenditures	9,555	10,994	13,660	17,368

Free Cash Flow	$24,162	$22,999	$26,551	$31,289

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$19,675	$6,446	$42,673	$25,196
Restructuring charges, net	2,572	16,296	3,423	18,254
Impairment losses	1,205	997	1,205	2,797
Acquisition-related expenses	—	—	—	159

Non-GAAP Income from Operations	$23,452	$23,739	$47,301	$46,406

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$12,315	$5,323	$30,276	$21,204
Add: Asset impairment and restructuring charges, net of related taxes	2,527	10,843	3,121	13,278
Add: Acquisition-related expenses, net of related taxes	—	—	—	95
Add: Deconsolidation of subsidiary	3,556	—	3,556	—
Add: Changes in judgement for uncertain tax positions recorded in prior periods	(231)	1,016	(1,509)	(537)

Non-GAAP Net Income Attributable to TeleTech stockholders	$18,167	$17,182	$35,444	$34,040

Diluted shares outstanding	52,628	55,712	52,912	56,558

Non-GAAP EPS Attributable to TeleTech stockholders	$0.35	$0.31	$0.67	$0.60

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$12,315	$5,323	$30,276	$21,204
Interest income	(575)	(695)	(1,244)	(1,455)
Interest expense	1,911	1,583	3,776	2,681
Provision for (benefit from) income taxes	3,854	(1,272)	6,245	581
Depreciation and amortization	11,263	10,229	21,818	20,345
Asset impairment and restructuring charges	3,777	17,293	4,628	21,051
Acquisition-related expenses	—	—	—	159
Equity-based compensation expenses	3,386	3,457	6,577	6,845

Non-GAAP EBITDA	$35,931	$35,918	$72,076	$71,411

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended
	March 31,	June 30,	September 30,	December 31,
	2012	2012	2012	2012

Revenue:
Customer Management Services	$234,876	$229,401	$224,041	$235,456
Customer Growth Services	22,764	24,409	28,200	25,399
Customer Technology Services	25,552	24,956	22,343	23,997
Customer Strategy Services	9,462	10,032	11,684	10,409
Total	$292,654	$288,798	$286,268	$295,261

Income (Loss) From Operations:
Customer Management Services	$16,707	$730	$21,001	$21,833
Customer Growth Services	(2,130)	1,052	2,487	849
Customer Technology Services	3,679	4,356	3,054	4,625
Customer Strategy Services	494	308	819	(1,319)
Total	$18,750	$6,446	$27,361	$25,988